VIEMED HEALTHCARE ANNOUNCES SECOND QUARTER 2025 FINANCIAL RESULTS

Lafayette, Louisiana (August 6, 2025) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (NASDAQ:VMD), an in-home clinical care provider of post-acute respiratory healthcare equipment and services in the United States, announced today that it has reported its financial results for the three and six months ended June 30, 2025.

Operational highlights (all dollar amounts are USD; comparisons are to the period ended June 30, 2024 unless otherwise noted):

•Net revenues for the quarter ended June 30, 2025 were $63.1 million, setting another Company record, representing an increase of $8.1 million, or 14.7%, over net revenues reported for the comparable quarter ended June 30, 2024.

•Net income attributable to Viemed for the quarter ended June 30, 2025 totaled $3.2 million, or $0.08 per diluted share, an increase of 115.1% over net income attributable to Viemed of $1.5 million, or $0.04 per diluted share, for the quarter ended June 30, 2024.

•Adjusted EBITDA for the quarter ended June 30, 2025 totaled $14.3 million, an 11.5% increase as compared to the quarter ended June 30, 2024. A reconciliation of reported non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures can be found in the tables accompanying this press release.

•During the second quarter of 2025, the Company repurchased and cancelled 270,061 common shares under its share repurchase program at a cost of $1.8 million, representing an average buyback price of $6.79 per share.

•The Company increased its ventilator patient count to 12,152 as of June 30, 2025, an increase of 11.4% over June 30, 2024, and a 2.9% sequential increase from March 31, 2025.

•The Company increased its PAP therapy patient count to 26,260 as of June 30, 2025, an increase of 51.4% over June 30, 2024, and a 14.7% sequential increase from March 31, 2025. The Company's sleep resupply patient count was 25,246 as of June 30, 2025, an increase of 25.1% over June 30, 2024, and a 10.0% sequential increase from March 31, 2025.

•As of June 30, 2025, the Company maintains a strong cash balance of $20.0 million and an overall working capital balance of $18.0 million. Long term debt as of June 30, 2025 amounted to $3.5 million and the Company has $55 million available under existing credit facilities.

•On July 1, 2025, Viemed closed on the previously announced acquisition of Lehan’s Medical Equipment (“Lehan”) for a base purchase price of $26 million, subject to customary adjustments, plus estimated contingent payments of $2.2 million. Financial results for Lehan will be included in the Company’s results beginning with the third quarter of 2025.

Updated Full Year 2025 Guidance (all dollar amounts are USD):

•Net revenue for the year ending December 31, 2025 is expected to be in the range of $271 million to $277 million, increased from the prior range of $256 million to $265 million. The increase in the range is primarily related to the inclusion of Lehan’s anticipated results for the second half of 2025.

•Adjusted EBITDA for the year ending December 31, 2025 is expected to be in the range of $59 million to $62 million, increased from the prior range of $55 million to $58 million. The increase in the range is primarily related to the inclusion of Lehan’s anticipated results for the second half of 2025. See “Forward-Looking Statements” below for further information on this non-GAAP financial guidance.

Casey Hoyt, Viemed’s CEO, noted, “Viemed’s focus as a company is on improving the quality of life for patients with compassionate care in the home. We are at the forefront of delivering greater patient satisfaction with better outcomes at a lower total cost of care, including in complex respiratory care and now women’s health driven by our acquisition of Lehan’s. During the past two years, we have significantly increased the patient populations we can address and invested in a technology-enabled clinical approach that extends the capabilities and impact of our certified Respiratory Therapists. Our model of care is rare in the industry, and we believe it will continue to serve us well in today’s rapidly evolving regulatory environment.

“The solid execution of our vent and sleep businesses – together with continued leveraging of expenses – produced second quarter results that met our expectations and kept us on track for our organic growth targets in 2025. The addition of Lehan’s enabled us to increase our full year revenue and Adjusted EBITDA guidance, and the early progress from our integration plans reinforces the confidence we have in accelerating their growth. The strong operating cash flow during the quarter continues to contribute to our rock-solid balance sheet. We have successfully deployed that capital into share repurchases and have remained active to date with that program in the third quarter.”

Conference Call Details

The Company will host a conference call to discuss second quarter results on Thursday, August 7, 2025, at 11:00 a.m. EDT.

Interested parties may participate in the call by dialing:

877-407-6176 (US Toll-Free)
+1 201-689-8451 (International)

Live Audio Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=4jnXGdPH

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is an in-home clinical care provider of post-acute respiratory healthcare equipment and services in the United States, including non-invasive ventilators (NIV), sleep therapy, staffing, and other complementary products and services. Viemed focuses on efficient and effective in-home treatment with clinical practitioners providing therapy, education and counseling to patients in their homes using high-touch and high-tech services. Visit our website at www.viemed.com.

For further information, please contact:

Investor Relations
ir@viemed.com

SCR Partners, LLC
Tripp Sullivan or Lisa Kampf

Viemed Healthcare, Inc.
Trae Fitzgerald
Chief Financial Officer

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue and Adjusted EBITDA guidance for 2025, and the anticipated synergies and other benefits of the acquisition of Lehan's Medical Equipment, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which the we operate; significant capital requirements and operating risks that we may be subject to; our ability to implement business strategies and pursue business opportunities; volatility in the market price of our common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on our information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which we are exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by us; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, and claims resulting from such events or concerns, as well as other general economic, market and business conditions; and other factors beyond our control; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedar.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

This press release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics: highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

The Company’s financial guidance in this press release excludes the impact of potential future strategic acquisitions and any items that have not yet been identified or quantified. This guidance is subject to risks and uncertainties inherent in all forward-looking statements, as outlined above.

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)
(Unaudited)

	At June 30, 2025	At December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$20,016	$17,540
Accounts receivable, net	26,549	24,911
Inventory	4,324	4,320
Prepaid expenses and other assets	4,402	6,109
Total current assets	$55,291	$52,880
Long-term assets
Property and equipment, net	79,735	76,279
Finance lease right-of-use assets	13	50
Operating lease right-of-use assets	2,639	2,831
Equity investments	2,794	2,794
Deferred tax asset	10,359	8,398
Identifiable intangibles, net	783	848
Goodwill	32,989	32,989
Total long-term assets	$129,312	$124,189
TOTAL ASSETS	$184,603	$177,069

LIABILITIES
Current liabilities
Trade payables	$8,253	$5,322
Deferred revenue	7,193	6,694
Income taxes payable	1,450	3,883
Accrued liabilities	18,644	20,157
Finance lease liabilities, current portion	15	50
Operating lease liabilities, current portion	895	811
Current portion of long-term debt	820	409
Total current liabilities	$37,270	$37,326
Long-term liabilities
Accrued liabilities	549	846
Operating lease liabilities, less current portion	1,695	2,007
Long-term debt	3,465	3,589
Total long-term liabilities	$5,709	$6,442
TOTAL LIABILITIES	$42,979	$43,768
Commitments and Contingencies	—	—
SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 39,605,005 and 39,132,897 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	27,787	23,365
Additional paid-in capital	18,102	18,337
Retained earnings	93,842	89,691
TOTAL VIEMED HEALTHCARE, INC.'S SHAREHOLDERS' EQUITY	$139,731	$131,393
Noncontrolling interest in subsidiary	1,893	1,908
TOTAL SHAREHOLDERS' EQUITY	141,624	133,301
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$184,603	$177,069

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$63,056	$54,965	$122,185	$105,558

Cost of revenue	26,325	22,073	52,175	42,864

Gross profit	$36,731	$32,892	$70,010	$62,694

Operating expenses
Selling, general and administrative	28,803	26,503	57,228	51,317
Research and development	847	758	1,644	1,508
Stock-based compensation	2,341	1,620	4,652	3,052
Depreciation and amortization	353	377	701	792
Gain on disposal of property and equipment	(636)	(545)	(3,004)	(332)
Other expense (income), net	(72)	563	(147)	537
Income from operations	$5,095	$3,616	$8,936	$5,820

Non-operating income and expenses
Loss on investments	—	(1,117)	—	(1,050)
Interest expense, net	(132)	(254)	(311)	(404)

Net income before taxes	4,963	2,245	8,625	4,366
Provision for income taxes	1,713	768	2,665	1,286
Net income	$3,250	$1,477	$5,960	$3,080
Net income attributable to noncontrolling interest	93	9	178	9
Net income attributable to Viemed Healthcare, Inc.	$3,157	$1,468	$5,782	$3,071

Net income per share
Basic	$0.08	$0.04	$0.15	$0.08
Diluted	$0.08	$0.04	$0.14	$0.08

Weighted average number of common shares outstanding:
Basic	39,515,247	38,822,980	39,471,244	38,558,479
Diluted	41,083,760	40,553,449	41,393,523	40,313,042

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$5,960	$3,080
Adjustments for:
Depreciation and amortization	13,504	12,594
Stock-based compensation expense	4,652	3,052
Distributions of earnings received from equity method investments	—	147
Income from equity method investments	—	(261)
Loss from debt investment	—	1,219
Gain on disposal of property and equipment	(3,004)	(332)
Amortization of deferred financing costs	64	85
Deferred income tax benefit	(1,961)	—
Changes in working capital:
Accounts receivable, net	(1,638)	(8,225)
Inventory	(4)	470
Prepaid expenses and other assets	(150)	1,523
Trade payables	1,598	1,114
Deferred revenue	499	394
Accrued liabilities	(1,979)	(904)
Income tax payable/receivable	(2,433)	(2,599)
Net cash provided by operating activities	$15,108	$11,357
Cash flows from investing activities
Purchase of property and equipment	(23,612)	(14,940)
Cash paid for acquisitions, net of cash acquired	—	(2,999)
Proceeds from sale of property and equipment	13,355	1,407
Net cash used in investing activities	$(10,257)	$(16,532)
Cash flows from financing activities
Proceeds from exercise of options	1,368	325
Principal payments on term notes	(220)	(810)
Proceeds from revolving credit facilities	—	3,000
Payments for debt issuance costs	—	(151)
Shares redeemed to pay income tax	(1,631)	(972)
Shares repurchased under the share repurchase program	(1,664)	—
Repayments of finance lease liabilities	(35)	(249)
Distributions to non-controlling interest	(193)	—
Net cash provided by (used in) financing activities	$(2,375)	$1,143
Net increase (decrease) in cash and cash equivalents	2,476	(4,032)
Cash and cash equivalents at beginning of year	17,540	12,839
Cash and cash equivalents at end of period	$20,016	$8,807
Supplemental disclosures of cash flow information
Cash paid during the period for interest	$212	$515
Cash paid during the period for income taxes, net of refunds	$7,059	$3,841
Supplemental disclosures of non-cash transactions
Equipment and other fixed asset purchases payable at end of period	$3,955	$2,725
Equipment sales receivable at end of period	$986	$2,187
Repurchases of shares not yet settled	$169	$—

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA”, which is a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under U.S. GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. In calculating Adjusted EBITDA, certain items (mostly non-cash) are excluded from net income attributable to Viemed Healthcare, Inc., including depreciation and amortization of capitalized assets, net interest expense, stock based compensation, transaction costs, impairment of assets, and taxes.

The following table is a reconciliation of net income attributable to Viemed Healthcare, Inc., the most directly comparable U.S. GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

VIEMED HEALTHCARE, INC.
Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Expressed in thousands of U.S. Dollars)
(Unaudited)

For the quarter ended	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net income attributable to Viemed Healthcare, Inc.	$3,157	$2,625	$4,316	$3,878	$1,468	$1,603	$3,477	$2,919
Add back:
Depreciation & amortization	6,891	6,613	6,366	6,408	6,309	6,285	5,918	5,975
Interest expense, net	132	179	147	225	254	150	256	237
Stock-based compensation(a)	2,341	2,311	1,521	1,712	1,620	1,432	1,534	1,453
Transaction costs(b)	53	85	11	12	221	110	61	177
Impairment of assets(c)	—	—	—	125	2,173	—	—	—
Income tax expense	1,713	952	1,881	1,594	768	518	1,599	1,320
Adjusted EBITDA	$14,287	$12,765	$14,242	$13,954	$12,813	$10,098	$12,845	$12,081

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.
(c) Represents impairments of the fair value of investment and litigation-related assets.

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Financial Information:
Revenue	$63,056	$59,129	$60,695	$58,004	$54,965	$50,593	$50,739	$49,402
Gross Profit	$36,731	$33,279	$36,138	$34,371	$32,892	$29,802	$32,111	$30,562
Gross Profit %	58%	56%	60%	59%	60%	59%	63%	62%
Net Income attributable to Viemed Healthcare, Inc.	$3,157	$2,625	$4,316	$3,878	$1,468	$1,603	$3,477	$2,919
Cash and Cash Equivalents (As of)	$20,016	$10,160	$17,540	$11,347	$8,807	$7,309	$12,839	$10,078
Total Assets (As of)	$184,603	$178,079	$177,069	$169,526	$163,947	$154,875	$154,895	$149,400
Adjusted EBITDA(1)	$14,287	$12,765	$14,242	$13,954	$12,813	$10,098	$12,845	$12,081
Operational Information:
Vent Patients(2)	12,152	11,809	11,795	11,374	10,905	10,450	10,327	10,244
PAP Therapy Patients(3)	26,260	22,899	21,338	19,478	17,349	15,726	14,900	14,788
Sleep Resupply Patients(4)	25,246	22,941	24,478	22,143	20,185	18,904	18,902	18,544
(1) Refer to "Non-GAAP Financial Measures" section above for definition of Adjusted EBITDA.
(2) Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.
(3) PAP Therapy Patients represents the number of distinct patients billed for PAP therapy services during each calendar quarter.
(4) Sleep Resupply Patients represents the number of distinct patients who received supplies through our sleep resupply program during each calendar quarter.